UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2014

Walter Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13711	13-3429953
(State or other jurisdiction of	Commission File No.	(I.R.S. Employer Identification No.)
incorporation)

3000 Riverchase Galleria, Suite 1700

Birmingham, Alabama 35244

(205) 745-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement Amendments

On July 7, 2014, Walter Energy, Inc. (the “Company”) received the required consents to an amendment (the “Seventh Amendment”) to the Company’s $2.725 billion credit agreement, dated as of April 1, 2011, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent (as amended by the Seventh Amendment and the Eighth Amendment (as defined below), the “Credit Agreement”) from a majority of the lenders thereunder.  The Seventh Amendment, among other things, modifies the financial maintenance ratio to be unlimited for the quarter ended June 30, 2014 so long as the Company issues at least $275 million of additional first lien notes within seven days (or such longer period during the fiscal quarter ending September 30, 2014 as may be determined by the administrative agent of the Credit Agreement) of the effective date of the Seventh Amendment.

On July 8, 2014, the Company entered into an amendment (the “Eighth Amendment”) to the Credit Agreement with certain lenders thereunder.  The Eighth Amendment, among other things, provides the Company with an additional tranche of revolving loan commitments (the “New Revolving Credit Facility Tranche”) in the amount of $61.2 million, thereby increasing the total available commitments under the revolving credit facility in the Credit Agreement to $375 million.  The New Revolving Credit Facility Tranche will mature in 2017.  Effectiveness of the Eighth Amendment is conditioned upon the Company pricing a bond offering in an aggregate principal amount of no less than $275 million and certain other conditions, including making arrangements so that, immediately after giving effect to the funding of any loans under the New Revolving Credit Facility Tranche, proceeds of such bond issuance are applied to repay certain revolving loans and permanently terminate certain revolving commitments, required under the Credit Agreement.

The foregoing descriptions of the Seventh Amendment and the Eighth Amendment are qualified by the terms of the Seventh Amendment and the Eighth Amendment, copies of which are filed hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1

Seventh Amendment, dated as of July 7, 2014, to Credit Agreement, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

10.2

Eighth Amendment, dated as of July 8, 2014, to Credit Agreement, by and among Walter Energy, Inc., certain subsidiaries of Walter Energy, Inc., the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.

Date: July 10, 2014	By:	/s/ Earl H. Doppelt
Earl H. Doppelt, Executive Vice President
General Counsel and Secretary